Exhibit 5.3

200 Bay Street, South Tower Suite 2800 Toronto, ON 647 499 2828 mintz.com

February 5, 2026

Satellos Bioscience Inc.

Royal Bank Plaza, South Tower

200 Bay Street, Suite 2800

Toronto, ON M5J 2J1

Ladies and Gentlemen:

Re:	Registration Statement on Form F-10

We hereby consent to the references to our firm name in the prospectus filed as part of this registration statement on Form F-10 of Satellos Bioscience Inc. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Yours truly,

(signed) "Mintz LLP"

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MINTZ LLP